Exhibit 1.2

Execution version

THE ROYAL BANK OF SCOTLAND GROUP PLC

Pricing Agreement

RBS Securities Inc.
UBS Securities LLC

As Representatives of the several
Underwriters named in Schedule I hereto,

August 10, 2016

Ladies and Gentlemen:

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 8, 2016 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Contingent Capital Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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Execution version

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP plc
By:	/s/ John Cummins
	Name:	John Cummins
	Title:	RBS Treasurer

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Execution version

Accepted as of the date hereof:

RBS Securities Inc.

By:	/s/ Nimish Mathur
	Name:	Nimish Mathur
	Title:	Director

UBS Securities LLC

By:	/s/ Ana Kawa
	Name:	Ana Kawa
	Title:	Executive Director

By:	/s/ Bryan Farris
	Name:	Bryan Farris
	Title:	Associated Director

For themselves and as Representatives of the several Underwriters

 Execution version

SCHEDULE I

		Principal Amount of Contingent Capital Notes to be Purchased

RBS Securities Inc.		$901,000,000
Citigroup Global Markets Inc.		$331,250,000
Deutsche Bank Securities Inc.		$331,250,000
J.P. Morgan Securities LLC		$331,250,000
UBS Securities LLC		$331,250,000
Credit Suisse Securities (USA) LLC.		$53,000,000
Goldman, Sachs & Co.		$53,000,000
HSBC Securities (USA) Inc		$53,000,000
ING Financial Markets LLC		$53,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		$53,000,000
Natixis Securities Americas LLC		$53,000,000
Santander Investment Securities Inc.		$53,000,000
Wells Fargo Securities, LLC		$53,000,000
	Total:	$2,650,000,000

Execution version

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

$2,650,000,000 8.625% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (callable August 15, 2021 and every five years thereafter (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

$2,650,000,000 principal amount of the Contingent Capital Notes

Price to Public:

100.000% of the principal amount of the Contingent Capital Notes

Purchase Price by Underwriters:

99.000% of the principal amount of the Contingent Capital Notes

Underwriting Commission:

1.000% for the Contingent Capital Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, société anonyme, as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

07:15 p.m. (New York time), August 10, 2016.

Time of Delivery:

9:30 a.m. (New York time), August 15, 2016.

Indenture:

Contingent Convertible Securities Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as

Trustee, as amended and supplemented by the Third Supplemental Indenture with respect to the Contingent Capital Notes to be dated on or around August 15, 2016.

Issue Date:

August 15, 2016

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

From and including the Issue Date to but excluding August 15, 2021, 8.625% per annum

From an including August 15, 2021, to but excluding the next succeeding Reset Date, 7.598% plus the sum of the then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date, converted to a quarterly rate in accordance with market convention (rounded to two decimal places, with 0.005 being rounded down).

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2016.

Interest Record Dates:

The regular record dates for the Contingent Capital Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. BAIL-IN power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representatives:	RBS Securities Inc.
UBS Securities LLC

Address for Notices:	For RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901

For UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

CUSIP:

780097 BB6 for the Contingent Capital Notes

ISIN:

US780097BB64 for the Contingent Capital Notes

Stock Exchange Listing:

Application has been made to the Irish Stock Exchange for the Contingent Capital Notes to be admitted to the Official List and to trading onto the Global Exchange Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.